Exhibit 8.1

May 20, 2020

Nebula Acquisition Corporation

Four Embarcadero Center, Suite 2100

San Francisco, CA 94111

Ladies and Gentlemen:

We have acted as counsel to Nebula Acquisition Corporation, a Delaware corporation (“Nebula”), in connection with a Business Combination, as defined below, pursuant to a business combination agreement (as may be amended, the “Business Combination Agreement”) that Nebula has entered into with Open Lending, LLC, a Texas limited liability company (“Open Lending”), BRP Hold 11, Inc., a Delaware corporation (“Blocker”), the Blocker’s sole stockholder (the “Blocker Holder”), Nebula Parent Corp., a Delaware corporation (“ParentCo”), NBLA Merger Sub LLC, a Texas limited liability company (“Merger Sub LLC”), NBLA Merger Sub Corp., a Delaware corporation (“Merger Sub Corp”), and Shareholder Representative Services LLC, a Colorado limited liability company, as the Securityholder Representative. Each of ParentCo, Merger Sub Corp and Merger Sub LLC are newly formed entities that were formed for the sole purpose of entering into and consummating the transactions set forth in the Business Combination Agreement. ParentCo is a wholly-owned direct subsidiary of Nebula and both Merger Sub LLC and Merger Sub Corp are wholly-owned direct subsidiaries of ParentCo. Pursuant to the Business Combination Agreement, on the closing date, each of the following transactions will occur in the following order: (i) Merger Sub Corp will merge with and into Nebula (the “First Merger”), with Nebula surviving the First Merger as a wholly owned subsidiary of ParentCo (the “NAC Surviving Company”); (ii) immediately following the First Merger and prior to the Blocker Contribution (as defined below), Blocker shall redeem a specified number of shares of Blocker common stock in exchange for cash (the “Blocker Redemption”); (iii) immediately following the Blocker Redemption, ParentCo will acquire, and the Blocker Holder will contribute to ParentCo the remaining shares of Blocker common stock after giving effect to the Blocker Redemption (the “Blocker Contribution”) such that, following the Blocker Contribution, Blocker will be a wholly-owned subsidiary of ParentCo; (iv) immediately following the Blocker Contribution, Merger Sub LLC will merge with and into Open Lending (the “Second Merger”), with Open Lending surviving the Second Merger as a direct and indirect wholly-owned subsidiary of ParentCo (the “Surviving Company”); (v) immediately following the Second Merger, Blocker will acquire, and ParentCo will contribute to Blocker, all common units of the Surviving Company directly held by ParentCo after the Second Merger such that the Surviving Company will be a wholly-owned subsidiary of Blocker; and (vi) the NAC Surviving Company will acquire, and ParentCo will contribute to the NAC Surviving Company, the remaining shares of Blocker common stock after giving effect to the Blocker Redemption and the Blocker Contribution (the “ParentCo Blocker Contribution”) such that, following the ParentCo Blocker Contribution, Blocker shall be a wholly-owned subsidiary of the NAC Surviving Company (together with the other transactions related thereto, the “Business Combination”). Upon closing of the business combination, the name of ParentCo is expected to change to Open Lending Corporation.

Nebula has requested that we render our opinion as to certain tax matters relating to the Business Combination and the exercise by current beneficial owners of Nebula common stock of their redemption rights in connection with the Business Combination (the “Redemptions”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”), relating to the registration by ParentCo of its common stock to be issued in connection with the Business Combination, filed by ParentCo with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the Commission promulgated thereunder (the “Rules”). Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

In rendering our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and other documents as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, (i) the authenticity of original documents, (ii) the accuracy of copies and the genuineness of signatures, (iii) that the execution and delivery by each party to a document and the performance by such party of its obligations thereunder have been authorized by all necessary measures and do not violate or result in a breach of or default under such party’s certificate or instrument of formation and by-laws or the laws of such party’s jurisdiction of organization, (iv) that each agreement represents the entire agreement between the parties with respect to the subject matter thereof, (v) that the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein and (vi) that the transactions provided for by each agreement were and will be carried out in accordance with their terms. In rendering our opinion, we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true.

The opinion set forth below is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Registration Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Business Combination, the Redemptions or any of the transactions related thereto, or any inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth herein and in the Registration Statement, the discussion set forth under the caption “ Material U.S. Federal Income Tax Considerations” in the Registration Statement, insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of the Business Combination and the Redemptions.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC thereunder.

This opinion is being delivered prior to the consummation of the Business Combination or the Redemptions and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Business Combination or the Redemptions under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We do not express any opinion herein concerning any law other than the federal law of the United States.

Very truly yours,

/s/ GREENBERG TRAURIG, LLP

GREENBERG TRAURIG, LLP